QuickLinks -- Click here to rapidly navigate through this document

Exhibit 5.8

CONSENT OF HG WALDECK

        I hereby consent to the use of my name and references to the following report and document, in the registration statement on Form F-10 of Banro Corporation (the "Company") being filed with the United States Securities and Exchange Commission and the incorporation of such report by reference as an exhibit to the registration statement:

  •
  The technical report dated August 13, 2008 entitled "Pre-feasibility Study NI 43-101 Technical Report, Twangiza Gold Project, South Kivu Province, Democratic Republic of the Congo."

Date: September 2, 2008
/s/ HG WALDECK Name: HG Waldeck Title: Partner

QuickLinks

  Exhibit 5.8
CONSENT OF HG WALDECK